                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 WORLDTEX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    WORLDTEX

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ----------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Worldtex, Inc. (the "Company") will be held at Bank of America Plaza, 335 Madison Avenue, Fifth Floor, Room 5A, New York, New York at 11:00 A.M. (New York City time) on Thursday, May 20, 1999, for the following purposes:

       --      to elect three members of the Board of Directors of the Company;
               and

       -- to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The close of business on March 26, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.




                                            By Order of the Board of Directors,


                                             /s/ MITCHELL R. SETZER


                                                     MITCHELL R. SETZER
April 20, 1999                                           Secretary

                                 WORLDTEX, INC.

                                PROXY STATEMENT

         This proxy statement is furnished to the stockholders of Worldtex, Inc. (hereinafter referred to as the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders to be held on May 20, 1999. The address of the Company's principal executive office and the Company's mailing address is 915 Tate Blvd, SE, Suite 106, Hickory, North Carolina 28602 and the telephone number of its principal executive office is
(828) 322-2242. This proxy statement and the enclosed proxy are being sent to stockholders commencing on or about April 20, 1999.

         The enclosed proxy is solicited by the Board of Directors of the Company. Execution of the proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person or to revoke the proxy. A proxy may be revoked at any time before it is exercised by written notice of revocation delivered to the Secretary of the Company.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telecopy.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

         The Company is authorized to issue up to 40,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value. The only outstanding class of voting securities of the Company is its Common Stock, of which there were 14,271,171 shares outstanding at March 26, 1999. Each share is entitled to one vote. Only holders of Common Stock of record at the close of business on March 26, 1999, will be entitled to vote at the Annual Meeting of Stockholders.

         The following persons were known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock as of December 31, 1998 (based on Schedule 13G and 13D filings with the Securities and Exchange Commission ("SEC")):

                                              SHARES                PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED                 OF CLASS
------------------------------------          ------                --------

EGS Associates, L.P.
   300 Park Avenue                          2,472,949 (1)             17.34%
   New York, New York  10022

Pioneering Management Corporation
   60 State Street                          1,112,900 (2)              7.80%
   Boston, MA  02109-1820

FMR Corp.
   82 Devonshire Street                     1,010,000 (1)              7.08%
   Boston, MA  02109-3614

Dimensional Fund Advisors, Inc.
   1299 Ocean Avenue, 11th Floor            1,107,771 (3)              7.76%
   Santa Monica, CA 90401

Wellington Management Company, LLP
   75 State Street                            886,200 (1)              6.21%
   Boston, MA  12109

--------------------------------------------------------------------------------

(1)      Reported shared power to dispose of and to vote these shares.
(2) Reported sole power to dispose of and to vote these shares. Reported that no shares were beneficially owned as of March 31, 1999.
(3) Reported that Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of all such shares.

SECURITY OWNERSHIP OF MANAGEMENT

         As of February 8, 1999, shares of Common Stock were beneficially owned by directors, by the executive officers required to be listed in the Summary Compensation Table below (see "Executive Compensation"), and by all directors and executive officers as a group as follows:


                                                                     SHARES               PERCENT
NAME                                                                OWNED(1)            OF CLASS (2)
----                                                                --------            ------------
Claude D. Egler.......................................................75,000  (3)            *
John B. Fraser........................................................15,000  (4)            *
Salim Ibrahim..........................................................7,000  (5)            *
Richard J. Mackey....................................................584,764  (6)          4.10
A. Orrin Maldoff......................................................26,000  (7)            *
Kenneth W. O'Neill....................................................43,978  (8)            *
Willi Roelli..........................................................14,000  (9)            *
Barry D. Setzer......................................................474,490 (10)          3.33
Mitchell R. Setzer....................................................24,329 (11)            *
Michael B. Wilson.....................................................12,184 (12)            *
John K. Ziegler......................................................254,508 (13)          1.78
All Directors and Executive Officers as a Group....................1,533,253 (14)         10.74

*        Less than one percent

(1) The persons included in the table had sole voting and investment power with respect to shares reported as beneficially owned, except as otherwise indicated in the following notes.
(2) Percentages are calculated by dividing (x) shares in the "Shares Owned" column by (y) the number of shares outstanding as of February 8, 1999 plus the number of shares that a particular owner (or group of owners) has a right to acquire within 60 days of such date.
(3) Includes 70,000 shares issuable upon the exercise of stock options that are currently exercisable.
(4) Includes 2,000 shares issuable upon the exercise of stock options that are currently exercisable.
(5) Includes 4,000 shares issuable upon the exercise of stock options that are currently exercisable.
(6) Includes 260,000 shares issuable upon the exercise of stock options that are currently exercisable and 36,374 shares held in Mr. Mackey's account under the Company's defined contribution plan ("Profit Sharing and Retirement Savings Plan") as to which he directs the voting by the Plan's Trustee. Mr. Mackey retired from the Company on February 10, 1999. See "Executive Compensation - Employment and Severance Agreements".
(7) Includes 23,000 shares issuable upon the exercise of stock options that are currently exercisable and 3,000 shares owned indirectly through Fodlam Holdings, of which Mr. Maldoff is President.
(8) Includes 22,000 shares issuable upon the exercise of stock options that are currently exercisable and 10,633 shares held in Mr. O'Neill's account under the Company's Profit Sharing and Retirement Savings Plan as to which he directs the voting by the Plan's Trustee.
(9) Includes 4,000 shares issuable upon the exercise of stock options that are currently exercisable and 1,000 shares owned by Mr. Roelli's wife.
(10) Includes 360,000 shares issuable upon the exercise of stock options that are currently exercisable and 15,416 shares held in Mr. Setzer's account under the Company's Profit Sharing and Retirement Savings Plan as to which he directs the voting by the Plan's Trustee.
(11) Includes 8,000 shares issuable upon the exercise of stock options that are currently exercisable and 9,745 shares held in Mr. Setzer's account under the Company's Profit Sharing and Retirement Savings Plan as to which he directs the voting by the Plan's Trustee.
(12) Includes 8,000 shares issuable upon the exercise of stock options that are currently exercisable.
(13) Includes 590 shares held by Mr. Ziegler as Co-Trustee for the benefit of his children, as to which Mr. Ziegler shares voting and investment power, 13,510 shares held by Mr. Ziegler as Trustee for the benefit of his wife, as to which Mr. Ziegler has sole voting and investment power, and 8,000 shares issuable upon the exercise of stock options that are currently exercisable.
(14) Includes 769,000 shares issuable upon the exercise of stock options that are currently exercisable and 72,168 shares held in the holders' accounts under the Company's Profit Sharing and Retirement Savings Plan as to which the holders direct the voting by the Plan's Trustee.

                             ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III). At the time of this year's Annual Meeting of Stockholders, the Board will consist of seven directors.

         At this year's Annual Meeting, three Class I directors are to be elected to serve for three year terms expiring at the 2002 Annual Meeting. The three nominees are John B. Fraser, Willi Roelli, and Michael B. Wilson. Mr. Fraser, Mr. Roelli, and Mr. Wilson were all previously elected to the Board by the stockholders. Richard J. Mackey, who was a Class III director, retired on February 10, 1999. The remaining four directors in Classes II and III were previously elected by stockholders and will continue to serve their terms of office, which will expire at the Annual Meetings to be held in 2000 and 2001, respectively. The Board of Directors adopted a policy in July 1995 which established a maximum age for election of the directors of the Company. The policy states that no person shall be nominated by the Nominating Committee for election as a director of the Company or elected by the Board to fill a vacancy in the Board if such person has attained, or during the term of his or her election as a director would attain, the age of 75.

         If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies.

         Directors are elected by a plurality vote. Under the Company's Certificate of Incorporation and By-Laws and under Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to a nominee.


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH NOMINEE LISTED BELOW.


The following table sets forth information with respect to each nominee for election as a director of the Company:

NAME OF NOMINEE;                  YEAR TERM
POSITIONS AND OFFICES           WOULD EXPIRE    DIRECTOR                 PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS;
WITH COMPANY             AGE      AND CLASS      SINCE                                  OTHER DIRECTORSHIPS
---------------------    ---    ------------    --------                 ---------------------------------------------
John B. Fraser           64        2002          1992       Consultant (January 1999 to present); President, Geneva Financial
Director                          Class I                   Corp. (investment banking) (July 1994 to January 1999); Managing
                                                            Director, Citibank, N.A. (June 1987 to July 1994); Director,
                                                            BiznessOnline.com, Inc. (internet service provider).

Willi Roelli             65        2002          1996       President and Director, Diethelm Holding (USA) Ltd (a holding company)
Director                          Class I                   (1988 to present); Director, Zyliss (USA) Corp. (housewares);
                                                            Director, Alex C. Fergusson, Inc. (specialty chemicals); Director,
                                                            d-SCAN Inc. (furniture).

Michael B. Wilson        62        2002          1992       Consultant (1997 to present); Vice President Sales, Inbrand, Inc.
Director                          Class I                   (hygiene products)(1995 to 1997); President and Chief Executive
                                                            Officer, Innova Pure Water, Inc. (filtered water)(1993 to 1995);
                                                            Director, Catalina Marketing Corporation (advertising).

The following table sets forth information with respect to those incumbent directors whose terms will continue after the Annual Meeting:

NAME OF DIRECTOR;                 YEAR TERM
POSITIONS AND OFFICES              EXPIRES      DIRECTOR                 PRINCIPAL OCCUPATIONS DURING LAST FIVE YEARS;
WITH COMPANY             AGE      AND CLASS      SINCE                                  OTHER DIRECTORSHIPS
---------------------    ---    ------------    --------                 ---------------------------------------------
Salim M. Ibrahim          66        2000          1996       Vice-President and General Manager, E.I. DuPont de Nemours
Director                          Class II                   (textiles) (1987 to 1996); President, Worldwide Textile Institute
                                                             (1992 to 1995); Director, Courtaulds Textiles, U.K. (textiles);
                                                             Director, The Woolmark Co., Australia (textiles); Chairman,
                                                             Supervisory Board, DuPont, Netherlands; Director, Chargeurs,
                                                             France (textiles).

Barry D. Setzer,          56        2000          1992       Chairman of the Board of the Company (January 1999 to present);
Director; Chairman of             Class II                   President and Chief Executive Officer of the Company (May 1994 to
the Board, President                                         present); executive officer of the Company, subsidiary or
and Chief Executive                                          predecessor of the Company since 1972.
Officer

Claude D. Egler           64        2001          1994       Vice President of the Company (August 1992 to December 1996);
Director                          Class III                  President and Managing Director of Filix Lastex, a subsidiary of the Company (1990 to December 1996).

John K. Ziegler           62        2001          1992       Chief Executive Officer of Willcox & Gibbs, Inc. (distributor of
Director; Consultant to           Class III                  parts and supplies for the apparel industry) (July 1994 to
the Company                                                  present); Consultant to the Company (November 1994 to present).

MEETINGS OF THE BOARD OF DIRECTORS.

         The Board of Directors held seven meetings during 1998. All directors attended at least 75% of the meetings of the Board of Directors and of committees of which they were members with the exception of Mr. Ibrahim, who attended 50% of the meetings.

COMMITTEES OF THE BOARD OF DIRECTORS.

         Executive Committee. The Executive Committee held two meetings in 1998. The Committee is authorized to act on behalf of the Board in the event of matters which require action between meetings of the Board. The Committee may perform all duties and exercise all authority of the Board, except for those duties and authorities which are exclusively reserved to the Board by statute. The Executive Committee is composed of Messrs. B. Setzer (Chairman), Fraser and Ziegler.

         Audit Committee. The Audit Committee held two meetings in 1998. The Committee is composed entirely of non-management directors and its principal responsibilities are to review procedures and activities with respect to auditing, internal accounting controls and financial reporting. The Audit Committee is composed of Messrs. Ziegler (Chairman), Egler, Roelli, and Wilson.

         Nominating Committee. The Nominating Committee held one meeting in 1998. The Committee is authorized, among other things, to recommend the number of directors to be elected to the Board, to recommend any changes in Board membership, and to recommend director prospects. The Company's By-Laws include provisions setting forth specific conditions under which persons may be nominated as directors at an annual meeting of stockholders. See "Stockholder Proposals". The Nominating Committee is composed of Messrs. B. Setzer (Chairman), Fraser and Ziegler.

         Compensation Committee. The Compensation Committee held one meeting in 1998. The Committee reviews compensation matters, including adoption and implementation of benefit plans, and takes action or makes recommendations when appropriate. The Compensation Committee is composed of Messrs. Fraser (Chairman), Ibrahim, and Wilson.

DIRECTOR COMPENSATION

         Directors who are not also officers are paid an annual fee of $12,000 per year. In addition, directors are paid $900 for each Board or committee meeting attended.

         The Company's 1992 Stock Incentive Plan provides for the grant of one-time stock options to purchase 10,000 shares of Common Stock to each director of the Company other than one who is an officer or employee of the Company or of an entity in which the Company owns at least a 20% interest (an "Outside Director"). Such person is granted, as of the date of such person's election to the Board, a non-qualified stock option . While the Board has authority to determine the terms of such option, all options granted to Outside Directors to date have had the following terms: The option price is equal to the fair market value of the Common Stock on the date of the option grant (or, in some cases, the date the individual agreed to become a director) and the exercise price may be paid in cash or shares of Common Stock which have been owned by the optionee for at least six months (with such shares valued based on the fair market value of the Common Stock on the date of option exercise). The option becomes exercisable in 20% increments on each of the first five anniversaries of the date following the date of grant, provided the optionee is a director of the Company on such date. The option will expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's service as a director. If the optionee dies during his or her period of service as a director, the optionee's legal representative will have the right to exercise the option for a period of twelve months after the optionee's death, even if such option would otherwise have expired earlier. An option exercised after termination of service can only be exercised to the extent it was exercisable at the time of such termination of service. Stock options granted to Outside Directors are not transferable except by will or by the laws of descent and distribution.

         Mr. Ziegler has been retained as a consultant to the Company since November 1994, primarily to advise and assist in the evaluation and implementation of mergers, acquisitions, joint ventures and new business opportunities available to the Company. He is paid $100,000 per year less any fees received as a director of the Company for his services in such capacity.


                               EXECUTIVE OFFICERS

         The following table sets forth information with respect to the Executive Officers of the Company.

NAME OF                                                        OFFICE AND PRINCIPAL OCCUPATIONS
OFFICER                       AGE                                    DURING LAST FIVE YEARS
-------                       ---           ------------------------------------------------------------------------
Barry D. Setzer                56           Chairman of the Board of the Company (January 1999 to present);
                                            President and Chief Executive Officer of the Company (May 1994 to
                                            present); executive officer of the Company, subsidiary or predecessor of the Company since 1972.

Marty R. Kittrell              42           Senior Vice President and Chief Financial Officer of the Company
                                            (January 1999 to present); Executive Vice President and Chief
                                            Financial Officer of Enfinity Corporation  (indoor environmental systems) (March 1998 to November 1998); Vice President and Chief
                                            Financial Officer of Exide Electronics Group, Inc. (power protection systems) (1989 to 1997).

Mitchell R. Setzer             49           Treasurer and Secretary of the Company (August 1992 to present); Vice
                                            President - Administration of Regal Manufacturing, a subsidiary of the
                                            Company (January 1990 to present); Treasurer of Regal Manufacturing
                                            (January 1989 to present).

Edward H. Gleadall             58           Vice President of the Company (January 1999 to present); President of
                                            Elastic Corporation of America, a subsidiary of the Company (December
                                            1997 to present); President of the Elastic Corporation of America, a division of NFA, Inc.(producer of narrow elastic fabrics)
                                            (1991-December 1997).

A. Orrin Maldoff               65           Vice President of the Company (August 1992 to present); President of
                                            Rubyco, a subsidiary of the Company (October 1990 to present).

Kenneth W. O'Neill             54           Vice President of the Company (August 1992 to present); President of
                                            Regal Manufacturing, a subsidiary of the Company (August 1988 to present).

Donald W. Pruitt               50           Controller  of the Company  (December  1995 to present); Controller of
                                            Carolina Freight Corporation (trucking) (1993 to October 1995).

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation of the Chief Executive Officer of the Company and each of the Company's four other most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during the Company's 1998, 1997 and 1996 fiscal years.



                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                ANNUAL COMPENSATION   COMPENSATION
                                                               ---------------------  ------------
                                                                                         OPTIONS/     OTHER
                                                                SALARY       BONUS        SARS     COMPENSATION
NAME AND PRINCIPAL POSITION                        YEAR           ($)         ($)          (#)         ($)
---------------------------                        ----        ---------   ---------    --------   ------------
Barry D. Setzer,                                   1998        $ 350,000   $ 231,458       None    $ 108,578 (1)
   President and Chief Executive Officer (6)       1997          350,000     207,062       None       85,640
                                                   1996          275,000     283,660     100,000      99,837

Richard J. Mackey,                                 1998        $ 225,000   $ 231,458       None    $   9,731 (2)
   Chairman of the Board and Chief                 1997          225,000     203,387       None          239
   Financial Officer (7)                           1996          200,000     281,820      50,000       1,239

Kenneth W. O'Neill                                 1998        $ 125,000   $   8,965      42,500   $  10,288 (3)
   Vice President; President of Regal              1997          125,000      12,261       None        2,445
   Manufacturing                                   1996          110,000       5,297       None        1,622

A. Orrin Maldoff,                                  1998        $ 100,000       None        None    $   2,625 (4)
   Vice President; President of Rubyco             1997          104,880       None        None        2,740
                                                   1996          109,665       7,215       None        2,870

Mitchell R. Setzer,                                1998        $ 100,000   $  40,000      32,000   $   6,174 (5)
   Secretary/Treasurer; Vice-President and         1997          100,000      41,096      10,000       1,842
   Treasurer of Regal Manufacturing                1996           75,000      37,751       None        1,461


(1) Includes $9,492 in contributions under the Company's Profit Sharing and Retirement Savings Plan and $48,966 in premiums on life insurance policies required to be transferred to Mr. Setzer if he terminates employment with the Company. Also includes $50,120 representing the imputed annual interest attributable to the Company's interest-free loan to Mr. Setzer, which becomes due August 2000.
(2) Includes $9,492 in contributions under the Company's Profit Sharing and Retirement Savings Plan and $239 in premiums on life insurance policies.
(3) Includes $10,000 in contributions under the Company's Profit Sharing and Retirement Savings Plan and $288 in premiums on life insurance policies.
(4) Includes $2,345 in contributions under the Company's Profit Sharing and Retirement Savings Plan and $280 in premiums on life insurance policies.
(5) Includes $6,000 in contributions under the Company's Profit Sharing and Retirement Savings Plan and $174 in premiums on life insurance policies.
(6)      Mr. Setzer was also appointed Chairman of the Board in January 1999.
(7) Mr. Mackey served as Chairman of the Board until January 1999 and retired from his remaining positions with the Company on February 10, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK  PRICE
                                         INDIVIDUAL GRANTS                                APPRECIATION FOR OPTION TERM (3)
                       --------------------------------------------                     -------------------------------------

                         NUMBER OF        % OF TOTAL      EXERCISE
                         SECURITIES      OPTIONS/SARS        OR
                         UNDERLYING       GRANTED TO         BASE
                        OPTIONS/SARS     EMPLOYEES IN       PRICE        EXPIRATION
NAME                   GRANTED (#)(1)     FISCAL YEAR     ($/SHARE)       DATE (2)           5% ($)            10% ($)
----                   --------------    ------------     ---------     ------------        --------         ---------
Kenneth W. O'Neill         42,500            9.57%          3.375       December 14,        $ 90,206         $ 228,602
                                                                            2008

Mitchell R.Setzer          32,000            7.21%          3.375       December 14,        $ 67,920         $ 172,124
                                                                            2008

(1) The options are exercisable in installments such that 20% of the grant becomes exercisable on each anniversary of December 14, 1998, and were granted in tandem with a limited SAR applicable in the event of a "Change of Control" of the Company. See: " - Change of Control Provisions" below.
(2) The options are subject to termination prior to their expiration date in the event of a termination of employment.
(3) This information is provided pursuant to the rules of the Securities and Exchange Commission. Using $3.375, the market price of the Company's Common Stock on the date of the option grant, the 5% and 10% annual rates of appreciation would result in per share prices of $5.498 and $8.754, respectively, at the end of the 10 year option term. This presentation is not a prediction of possible future prices of the Company's Common Stock.



AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                  NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS/SARS          IN-THE-MONEY OPTIONS/SARS
                                                        AT FISCAL YEAR-END                 AT FISCAL YEAR-END
                                                  ------------------------------     ------------------------------
                          SHARES      VALUE
                         ACQUIRED    REALIZED     EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
NAME                   ON EXERCISE     ($)            (#)               (#)              ($)               ($)
-------------------    -----------   --------     -----------      -------------     -----------      -------------
Barry D. Setzer             -0-         -0-          360,000           90,000             -0-               -0-

Richard J. Mackey           -0-         -0-          260,000           40,000             -0-               -0-

Kenneth W. O'Neill (1)      -0-         -0-           64,500           48,000             -0-              5,313

A. Orrin Maldoff            -0-         -0-           23,000            2,000             -0-               -0-

Mitchell R. Setzer (2)      -0-         -0-           26,000           48,000             -0-              4,000

(1) The table includes 42,500 exercisable options, which were surrendered by Mr. O'Neill in February 1999. See "Stock Option Repricing" in Compensation Committee Report.
(2) The table includes 18,000 exercisable options and 14,000 unexercisable options, which were surrendered by Mr. Setzer in February 1999. See "Stock Option Repricing" in Compensation Committee Report.


EMPLOYMENT AND SEVERANCE AGREEMENTS

         During 1998 Mr. Mackey and the Company were parties to an employment contract which provided for the Company's employment of Mr. Mackey in a senior executive capacity for an indefinite period, subject to termination by either the Company or Mr. Mackey upon not less than three years' notice. The employment contract provided that Mr. Mackey would receive a base salary of no less than $200,000 per annum and a bonus for each fiscal year in an amount equal to 2% of annual income before taxes and certain interest charges for such fiscal year in excess of 12% of the average of the tangible net assets employed therein, reduced by any awards earned under Regal Manufacturing's incentive bonus plan for the particular year. The contract also provided that Mr. Mackey will be entitled to receive a supplemental retirement benefit, for which he became fully vested at age 65, payable in monthly installments over a ten year period following his retirement, in the aggregate amount equal to 400% of his highest annual compensation in effect at any time during his employment at the Company. Mr. Mackey's contract contained provisions for termination and severance payments in case of a Change in Control Event, similar to those contained in Mr. Setzer's contract described below under "Change of Control Provisions."

         On February 10, 1999, the Company and Mr. Mackey entered into a severance agreement which terminated Mr. Mackey's rights and obligations under his employment contract with the Company, effective February 10, 1999. Pursuant to the severance agreement, Mr. Mackey resigned as an officer and director of the Company and its subsidiaries. The Company paid Mr. Mackey a lump sum payment of $675,000 and agreed to pay the bonus for 1998 determined under his employment contract, which was $231,458. In addition, the Company will pay Mr. Mackey the supplemental retirement benefit prescribed under his employment contract in the amount of $18,567 per month for 120 consecutive months. The severance agreement also provided that the Company transfer to Mr. Mackey ownership of his company automobile, provide certain medical coverage for three years and permit Mr. Mackey's existing options to continue to vest and be exercisable for three years. The Company and Mr. Mackey also entered into a consulting agreement pursuant to which Mr. Mackey will provide consulting services to the Company for a three-year term for a monthly payment of $4,767.

         Mr. B. Setzer and the Company are parties to an employment contract pursuant to which the Company employs Mr. Setzer in a senior executive capacity for an indefinite period, subject to termination by either the Company or Mr. Setzer upon not less than three years' notice. Under the employment contract, Mr. Setzer is entitled to receive a base salary of no less than $275,000 per annum and a bonus for each fiscal year in an amount equal to 2% of annual net income before taxes and after certain interest charges in excess of 12% of the average of the net tangible assets employed therein, reduced by any awards earned under Regal Manufacturing's incentive bonus plan for the particular year. Mr. Setzer will also be entitled to receive a supplemental retirement benefit, payable in monthly installments over a ten year period following his retirement, in an aggregate amount equal to 400% of his highest annual compensation in effect at any time during his employment with the Company. He will become fully vested in this benefit on attaining age 65. In the event of Mr. Setzer's death or retirement due to disability prior to his 65th birthday, the payments shall be made in an aggregate amount equal to 400% of his highest annual compensation in effect at any time prior to his death or disability. Mr. Setzer's contract contains provisions for termination and severance payments in case of a Change in Control Event, as described below under "Change of Control Provisions." The Company also is obligated to maintain in effect certain insurance policies on Mr. Setzer's life and to transfer the ownership of such policies to Mr. Setzer in the event notice is given of the termination of his employment contract.

CHANGE OF CONTROL PROVISIONS

         Upon a Change in Control Event (defined to mean the date a person or group other than the Company or an affiliate becomes a 20% beneficial owner of the Company's voting securities, the date on which one-third or more of the Board of Directors consists of persons other than Current Directors (as defined), or the date stockholders approve certain agreements providing for merger, consolidation or disposition of all or substantially all assets of the Company), the existing employment contract of Mr. Setzer shall continue for a three year term, subject to earlier termination (i) by the Company upon death, disability, or cause (as defined) or (ii) by Mr. Setzer if he determines in good faith that the Company has taken any of certain specified actions which are inconsistent with his executive status or employment arrangement or if, for any reason, he gives notice of termination during the 30-day period commencing on the 181st day following the Change in Control Event. Upon termination by the Company other than for one of the reasons specified in clause (i) of the preceding sentence, or upon termination by Mr. Setzer as described in clause
(ii), Mr. Setzer will be entitled as a severance benefit to a lump sum cash amount equal to 2.99 times his "base amount" compensation (as defined in section 280G(b)(3) of the Internal Revenue Code). If the Company terminates Mr. Setzer's employment (other than for one of the reasons specified in clause (i) above) prior to a Change in Control Event but after the Company enters into an arrangement or any person announces an intention to take or consider taking actions which would result in a Change in Control Event, and if a Change in Control Event occurs within three years, Mr. Setzer will be entitled to receive an amount equal to such severance benefit. Mr. Mackey's employment contract contained similar provisions prior to its termination in February, 1999.

         If Mr. Setzer were to be entitled to severance benefits as of February 8, 1999, his base amount compensation would entitle him to payments of $1,738,559

         The Company's 1992 Stock Incentive Plan ("the Plan") provides that if there is a Change of Control of the Company (as defined below), unless otherwise determined by the Compensation Committee or the Board at the time of grant, all stock options and SARs granted under the Plan which are not then exercisable will become fully exercisable and vested and the restrictions and deferral limitations applicable to restricted stock and deferred stock granted under the Plan will lapse and such shares and awards will be deemed fully vested. To the extent the cash payment of any award is based on the fair market value of Company Common Stock, such fair market value shall be the Change of Control Price, as defined below. The Company's outstanding stock options are subject to these provisions.

         A Change of Control under the Plan occurs on the date a person or group other than the Company or certain of its affiliates becomes a beneficial owner of 25% or more of the voting securities of the Company, the date on which one-third or more of the Board of Directors consists of persons other than Current Directors (as defined) or the date of approval by stockholders of certain agreements providing for merger, consolidation or disposition of all or substantially all assets. The Change of Control Price is the highest price per share of Company Common Stock paid in any open market transaction, or paid or offered to be paid relating to a Change of Control of the Company, at any time during the 90-day period ending with the Change of Control.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program consists of the following key elements: base salary, annual bonuses and periodic grants of stock options. Each element of the overall compensation program of executive officers has a different purpose, as described below:

         Base Salary. Base pay levels are largely determined through comparisons with companies of similar businesses of comparable size. Actual salaries are based on individual performance contributions within a competitive salary range.

         Bonuses. Each of the Company's subsidiaries has an incentive bonus plan that provides for the grant of annual bonuses for management and supervisory employees based on corporate and individual performance. These plans provide for an aggregate yearly bonus pool for each subsidiary determined by reference to achieving and exceeding certain targeted profit levels for such year set for such subsidiary by the Executive Committee of the Company's Board of Directors. Bonuses are allocated from this pool to eligible employees based on their relative base salary and an evaluation of their individual performance. In addition, the employment contracts between the Company and Messrs. Mackey and B. Setzer provide for incentive payments pursuant to a specified formula. See "Employment and Severance Agreements" above.

         Stock Option Awards. Stock option grants are intended to provide incentives for superior long-term future performance. Such grants are intended to create and maintain in the Company the entrepreneurial environment and spirit of a small company as well as to broaden the understanding of the effect that the day-to-day achievements of these employees will have on the long-term value of the Company's stock. The number of stock options awarded to a particular employee is intended to provide a significant portion of such employee's compensation in the form of options and is based on the Committee's subjective judgment of the appropriate value of the employee's entire compensation to be represented by stock options. In general, the Committee expects to grant the largest awards to the Company's Chief Executive Officer due to his substantial influence on the Company's performance.

         Stock Option Repricing. In December 1998 the Committee determined that a number of the options which had been previously granted to employees were exercisable at prices significantly above current market value and no longer provided the desired incentive. Accordingly, on December 14, 1998, the Committee granted 344,100 additional stock options to eighteen employees, including three executive officers (but not including Messrs. Mackey and B. Setzer), having an exercise price equal to the fair market value of the Common Stock on such date. These options will vest in equal annual installments over a five-year period from the date of grant. In making these grants the Committee considered the fact that the past year has presented a very difficult economic environment for the textile industry, including the Company. The Committee believes that the Company's employees have been making every effort within their control to achieve the Company's goals and improve shareholder value, and that this grant was necessary to enable the Company to retain these employees and to provide meaningful incentives for them to continue their efforts on behalf of the Company.

         These grants were not conditioned upon surrender of an equal number of options having a higher exercise price, but it was the Committee's expectation that employees receiving the new grants would surrender an equal number of their previously granted options in order to help replenish shares available for award under the Company's Stock Incentive Plan and to induce the Committee to consider them for future grants. The Committee's expectation has been borne out, and all employees who received lower priced options in December have surrendered an equal number of higher priced options.

         These December 14, 1998 grants of stock options are treated as "repricings" under the rules of the Securities and Exchange Commission because the grants were made with the expectation that the recipients of the grant would surrender previously granted options for cancellation. The following table sets forth certain additional information about the effects of "repricing" of options (and tandem limited SARs) held by executive officers, the only repricing since the Company became a publicly traded company in 1992.

                             OPTION/SAR REPRICINGS

                                         NUMBER OF
                                         SECURITIES       MARKET PRICE
                                         UNDERLYING        OF STOCK AT      EXERCISE PRICE                    LENGTH OF ORIGINAL
                                        OPTIONS/SARS         TIME OF          AT TIME OF                          OPTION TERM
                                         REPRICED OR       REPRICING OR      REPRICING OR     NEW EXERCISE    REMAINING AT DATE
                                           AMENDED           AMENDMENT        AMENDMENT          PRICE         OF REPRICING OR
     NAME                DATE                (#)                ($)              ($)              ($)             AMENDMENT
---------------       ------------      ------------       ------------     --------------    ------------    ------------------
Kenneth W. O'Neill    Dec. 14 1998          42,500             3.375             6.75             3.375       3 years, 11 months

Donald W. Pruitt      Dec. 14 1998          10,000             3.375             4.75             3.375       7 years, 2 months
                      Dec. 14 1998           5,000             3.375             4.75             3.375       8 years, 1 month
                      Dec. 14 1998           5,000             3.375             9.44             3.375       8 years, 1 month

Mitchell R. Setzer    Dec. 14 1998           7,000             3.375             6.75             3.375       3 years, 11 months
                      Dec. 14 1998          15,000             3.375             6.44             3.375       6 years, 5 months
                      Dec. 14 1998           5,000             3.375             4.75             3.375       8 years, 1 month
                      Dec. 14 1998           5,000             3.375             9.44             3.375       8 years, 1 month


         Compensation of Chief Executive Officer. Under Mr. Setzer's employment contract and at the direction of the Board of Directors, Mr. Setzer is paid a base salary of $350,000. Mr. Setzer's bonus for 1998 of $231,458 was determined in accordance with the formula specified in his employment contract. During 1998 no options were granted Mr. Setzer because the committee felt that previously granted stock options already comprised a significant portion of his total compensation.

         Policy With Respect to Section 162(m). Section 162(m) of the Internal Revenue Code limits to $1 million for each person the tax deduction that the Company or its subsidiaries can take with respect to the compensation of certain executive officers, unless the compensation is "performance-based." The Committee intends to grant future stock options under the Stock Incentive Plan in a manner that will qualify as performance-based. However, with respect to cash bonus plans, the Committee feels that it should not use only mechanical formulas in carrying out its responsibilities for compensating the Company's management, and that it is also appropriate to reward the achievement of subjective, non-quantifiable goals. The Committee believes that these goals, while not properly measurable by the kind of quantifiable targets that are required to qualify compensation as performance-based, are important to the long-term financial success of the Company and to its stockholders. Therefore, the Committee currently intends to continue to make cash bonus payments that do not qualify as performance-based compensation. Moreover, the Committee believes that the current levels of salary and bonuses are sufficiently below the $1 million threshold as to make it unlikely that this threshold would be exceeded in most cases.


                             COMPENSATION COMMITTEE

                            John B. Fraser, Chairman
                                Salim M. Ibrahim
                               Michael B. Wilson


         The information above under the caption "Board Compensation Committee Report on Executive Compensation" and under the caption "Performance Graph" below shall not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company expressly states in any such filing that the information under one or more of such captions is incorporated by reference therein.

PERFORMANCE GRAPH

         The following graph shows the total shareholder return of (1) the Company's Common Stock, (2) an index of textile manufacturers published by Media General Financial Services, Inc. ("Media General") and (3) the Standard & Poor's 500 Index over the five year period ended December 31, 1998, based on information provided by Media General. In each case the Graph assumes an investment of $100 on December 31, 1993 and that all dividends were reinvested. In 1998, Media General reorganized the industrial groupings used by it for such comparisons and, in doing so, eliminated the industry group titled 'knitting mills' (previously used by the Company for industry comparison) in favor of the broader 'textile manufacturers' being used this year. For purposes of comparison, as required by rules of the Securities and Exchange Commission, the graph also shows the total shareholder return of the companies formerly in the Media General "knitting mills" industry group (based on information provided by Carl Thompson Associates).

                            CUMULATIVE TOTAL RETURN

------------------------------FISCAL YEAR ENDING--------------------------------

                         1993     1994      1995       1996      1997      1998

WORLDTEX, INC             100     69.05    109.52     169.05    151.19     66.67
CURRENT INDUSTRY INDEX    100     98.46     95.44     122.62    125.60    119.89
S&P 500 INDEX             100    101.32    139.40     171.41    228.59    293.92
PRIOR INDUSTRY INDEX      100    103.87     97.29     133.35    126.29     84.35



                              [PERFORMANCE GRAPH]

                            INDEPENDENT ACCOUNTANTS

         On October 22, 1998, the Company dismissed KPMG Peat Marwick LLP ("KPMG") as its independent accountants. KPMG's report on the financial statements for each of the years ended December 31, 1997 and December 31, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 1996 and 1997 and subsequent interim periods preceding such dismissal, there were no disagreements with KPMG on any matter of accounting principle or practices, financial statement disclosure, or auditing scope and procedure. On October 22, 1998, the Company engaged Deloitte & Touche LLP as its independent accountants to audit the Company's financial statements for the year ended December 31, 1998. The decision to change independent accountants was approved by the Audit Committee of the Board of Directors of the Company. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Stockholders with the opportunity to respond to appropriate questions and make a statement if so desired.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Securities Exchange Act of 1934 requires that the Company's directors and officers file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. The Company believes that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 1998. Edward Gleadall, who became an executive officer of the Company in January, 1999 filed his Form 3, initial report of stock ownership, 14 days late.


                             STOCKHOLDER PROPOSALS

         Pursuant to the By-Laws of the Company, nominations for the election of directors may be made by the Board of Directors, the Nominating Committee or any stockholder entitled to vote for the election of directors, provided such stockholder has delivered written notice of his intention to make such nomination in accordance with the By-Laws. Such notice must be delivered to or mailed, postage prepaid, and received by the Secretary of the Company at 915 Tate Blvd, S.E., Suite 106, Hickory, North Carolina 28602, in the case of an annual meeting, not later than 90 days prior to the anniversary date of the immediately preceding Annual Meeting, (i.e. not later than February 20, 2000 for the Annual Meeting expected to be held in May, 2000). However, if the Annual Meeting is to be held more than 30 days before or after the anniversary date of the immediately preceding Annual Meeting, and in the case of any special meeting, such notice must be delivered or received not later than the close of business on the 10th day following the first public disclosure by the Company of the date of such meeting. Each such notice must state: (i) the name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), specifying the number and class of shares so held, and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to me made; (iv) such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company, if so elected.

         The By-Laws of the Company also provide that no business may be brought before an Annual Meeting except such business as shall be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, other business brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board or business brought before the meeting by a stockholder entitled to vote thereon, provided such stockholder has given written notice of such stockholder's intention to bring such business before the Annual Meeting in accordance with the By-Laws. Such notice must be delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the address specified above within the time period described above. Each such notice must state: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder who intends to propose such business; (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), and that the stockholder intends to appear in person or by proxy at such meeting to propose such business; and (iv) any material interest of the stockholder in such business.

         A copy of the By-Laws of the Company is available by written request to the Secretary of the Company at the above address or by calling the Secretary at (828) 322-2242.

         In the event that any stockholder desires to present a proposal to be reflected in the Company's form of proxy and proxy statement for the 2000 Annual Meeting of Stockholders, that proposal must be received at the Company's principal offices on or before December 22, 1999 unless a different deadline is announced in one of the Company's quarterly reports on Form 10-Q filed with the SEC. Timely receipt of a stockholder proposal satisfies only one of the various requirements for inclusion of such a proposal in the Company's proxy materials.



                            DISCRETIONARY AUTHORITY

         Management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.





                                            By Order of the Board of Directors,


                                             /s/ Mitchell R. Setzer



                                                   MITCHELL R. SETZER
                                                     Secretary

April 20, 1999

The Board of Directors Recommends a vote "FOR all nominees" in Item 1

##############      ____________________________
                              COMMON                                Please mark
                                                               [X]  your  votes
                                                                      as this

Item 1.  Election of Messrs. Fraser, Roelli and Wilson as Class I Directors.

         FOR all      Withheld for all     Withheld for the following only:
         Nominees        Nominees          (Write the name of nominee(s) in the
                                           space below)
           [ ]             [ ]

                                           -------------------------------------


In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

                                                                          WILL
                                                                         ATTEND
                                                                        MEETING
                                                                          [ ]


                                    The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned such shares will be voted "FOR all Nominees" in Item 1








Signature(s)__________________________________________  Date____________________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

================================================================================


                                 WORLDTEX, INC.


         Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Worldtex, Inc. to be held on May 20, 1999, at 11:00 a.m., Bank of America Plaza, 335 Madison Avenue, Fifth Floor, Room 5A, New York, New York.

         The undersigned hereby appoints Marty R. Kittrell, Mitchell R. Setzer and Barry D. Setzer, and any one of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting and any adjournment thereof all shares of stock that the undersigned would be entitled to vote at such meeting.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY